EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:      Robert J. Whelan

Chief Financial Officer

(617) 912-4220

www.bostonprivate.com

BOSTON PRIVATE REPORTS STRONG SECOND QUARTER,

SIGNIFICANT GROWTH AND INCREASED EPS

Boston, MA, July 27, 2005—Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported second quarter 2005 earnings of $0.37 per diluted share, up 28% compared to $0.29 per diluted share for the second quarter 2004. Cash earnings for the second quarter 2005 increased $0.09, or 26%, per diluted share to $0.43 versus $0.34 for the second quarter 2004.

Highlights

❖	Net Income for the second quarter 2005 was up 35% to $11.0 million, compared to net income of $8.2 million a year ago.

❖	Total Revenues for the second quarter 2005 were up 27% to $60.7 million, compared to $47.7 million a year ago.

❖	Deposits increased $426 million, or 20%, from June 30, 2004 to June 30, 2005.

❖	Loans increased $484 million, or 25%, from June 30, 2004 to June 30, 2005.

❖	Total assets under management and advisory, including the Company’s unconsolidated affiliates, increased $5.1 billion, or 30%, over the prior year to $22.0 billion.

❖	Net interest income increased 7% or $1.8 million over the first quarter, to $28.3 million.

o	Net interest margin increased 9 basis points to 3.77% from the first quarter level of 3.68%.

o	Increased volume of earning assets contributed $1.2 million, or 67%, to the increase of net interest income.

o	Increased rates contributed $577,000, or 33%, to the increase of net interest income.

❖	The Company also announced the continuation of its quarterly cash dividend to shareholders of $0.07 per share.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “I am pleased to report that Boston Private achieved very healthy earnings growth in the second quarter of 2005. We experienced the highest quarterly net income and EPS in the firm’s history. The earnings growth in Q2 continues to be well balanced amongst the three core business lines with particular strength in our private banking business. Although the sluggish stock markets this year have adversely impacted our investment management affiliates somewhat, the strength of our diversified franchise is evident. We have also benefited by the new business growth across our firms.”

Mr. Vaill went on to say, “Organic growth continues to be the mainstay of our long-term business strategy. Boston Private builds critical mass by forming regional clusters of companies which can work together, and one example is what has happened here in New England: From the second quarter of 2001—the date of our last acquisition in this region—to the second quarter of 2005, growth of revenues was $15.2 million, a 77% increase. This strong growth for the region was driven during this time by organic growth of AUM ($6.8 billion, or 125%), Deposits ($690.8 million, or 83%) and Loans ($692.2 million, or 94%).”

“With the pending acquisition of Gibraltar Financial Corporation we are entering an exciting new region in the Southeast—one of the fastest growing areas of the country. We expect this deal to close on or about October 1st. With this type of strategic expansion, the continued organic growth of the Company’s existing businesses, and positive operating leverage, I remain optimistic about the future of the Company. This is a very exciting time for our wealth management business,” concluded Vaill.

Second Quarter 2005 Results

Boston Private’s revenues increased 27% to $60.7 million for the second quarter 2005, over revenues of $47.7 million for the second quarter 2004. This increase was due to growth achieved in each of the Company’s businesses: private banking, wealth advisory and investment management, as well as a large loan prepayment fee received during the quarter at one of our private banks. The large loan prepayment fee added approximately $340 thousand, net of tax, to Net Income, or approximately $0.01 per diluted share for the second quarter.

The Company’s net interest income increased 35% or $7.4 million for second quarter 2005 compared to second quarter 2004. The increase in net interest income in the second quarter of 2005 compared to the second quarter of 2004 was due to increased volume of earning assets, which contributed $5.2 million, and rate increases which contributed $2.2 million. Boston Private’s net interest margin increased 9 basis points to 3.77% in the second quarter 2005 compared to 3.68% in the first quarter of 2005. Excluding the impact of trust preferred interest expense, the consolidated core net interest margin was 3.95% in the second quarter of 2005, compared to 3.86% in the first quarter of 2005.

Boston Private’s loan portfolio achieved strong growth with commercial loans up 29% and residential loans up 19% over the prior year. Commercial loans totaled $1.5 billion and represented 61% of the combined loan portfolio. Residential loans totaled $865 million and represented 36% of the total portfolio. Combined, the loan portfolio grew 25% over the past twelve months. This loan growth was supported by growth in deposits, which increased $426 million, or 20%, over the June 30, 2004 balance, to $2.6 billion.

In Boston Private’s wealth advisory business, fee income increased $2.7 million to $4.7 million for the second quarter of 2005. The increase from the second quarter of 2004 was primarily due to the acquisition of KLS Professional Advisors in the fourth quarter of 2004. Investment management fee income for the second quarter 2005 totaled $25.2 million, up 7% over second quarter 2004. Assets under management and advisory increased 30% to $20.0 billion at June 30, 2005 from $15.3 billion at June 30, 2004. Total assets under management and advisory, including the Company’s unconsolidated affiliates, increased 30% over the prior year to $22.0 billion. Organic net new sales were $273 million in the second quarter, representing an annualized growth rate of 6%. Market action, or the general appreciation in the market prices of securities, resulted in an increase of $481 million in assets under management and advisory during the second quarter of 2005.

Operating expenses were $42.0 million for the second quarter 2005, up 25% over the second quarter 2004. The main drivers of operating expense growth were operating expenses of the newly acquired affiliates, incentive compensation and investments in new business initiatives.

We experienced positive operating leverage in the second quarter with revenues increasing 3.9% from the first quarter of 2005 and expenses decreasing 1.5% from the first quarter of 2005.

Strategic Expansion Developments

On April 19, 2005, Boston Private announced the signing of a definitive agreement to acquire Gibraltar Financial Corporation, which is the parent company of Gibraltar Bank, FSB. Gibraltar Bank had approximately $1 billion in total assets at June 30, 2005, and conducts a private banking and wealth management business through five locations in Southeast Florida. The transaction is currently expected to be accretive within 12-18 months.

Dividend Payment Continues

Concurrent with the release of the second quarter 2005 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.07 per share, reflecting the quarterly earnings performance. The record date for this dividend is August 1, 2005 and the payment date is August 15, 2005.

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude significant nonrecurring items, and net amortization of intangibles and tax benefits related to purchase accounting. The Company provides this information to permit investors to compare Boston Private with similar companies that have not made acquisitions. (A detailed reconciliation table is attached.)

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on July 28, 2005 at 9 a.m. Eastern time. Interested parties may join the call by dialing 800-867-0731 and the password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through www.bostonprivate.com, www.prnewswire.com, or Yahoo! Finance. A continuous telephone replay will be available beginning at 11:30 a.m. Eastern time. The replay telephone number is 800-388-9064.

Boston Private Wealth Management Group

Boston Private is a financial services company which owns independently-operated affiliates located in key geographic regions of the United States. Boston Private’s affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter new markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth. It makes investments in mid-size firms in demographically attractive areas, forming geographic clusters that represent the firm’s core competencies. Boston Private provides continuing assistance to its affiliates with strategic matters, marketing, compliance and operations. For more information about Boston Private, visit the company’s web site at www.bostonprivate.com.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions, as well as excluding other significant gains or losses that are unusual in nature. Also included in these non-GAAP measures are net amortization of intangibles and tax benefits related to purchase accounting. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, references to proposed acquisition transactions and the expected timing and results thereof, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; the risk that the transaction with Gibraltar Financial Corporation may not be consummated on a timely basis or at all; the risk that the business of Gibraltar Financial Corporation will not be integrated successfully with Boston Private’s or such integration may be more difficult, time-consuming or costly than expected; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

FINANCIAL DATA:	June 30, 2005	June 30, 2004	% Change	December 31, 2004
Total Balance Sheet Assets	$3,528,274	$2,824,849	24.9%	$3,273,192
Stockholders’ Equity	344,730	294,190	17.2%	321,227
Tangible Capital:
Boston Private Bank & Trust	125,237	106,105	18.0%	116,164
Borel Private Bank & Trust	68,121	51,295	32.8%	59,242
First Private Bank & Trust	35,524	17,534	102.6%	29,856
Investment Securities	571,139	571,588	(0.1%)	559,190
Goodwill	132,246	86,073	53.6%	130,486
Intangible Assets	49,963	44,593	12.0%	56,677

Commercial and Construction Loans	1,468,680	1,136,982	29.2%	1,357,067
Residential Mortgage Loans	864,846	724,873	19.3%	796,991
Home Equity and Other Consumer Loans	93,805	81,643	14.9%	94,542

Total Loans	2,427,331	1,943,498	24.9%	2,248,600

Loans Held for Sale	46,390	15,384	201.5%	42,384

Allowance for Loan Losses and Off-Balance Sheet Risk	30,205	24,211	24.8%	27,937
Non-performing Loans	4,438	1,310	238.8%	1,137
Other Real Estate Owned	—	377	(100.0%)	377
Total Non-performing Assets	4,438	1,687	163.1%	1,514
Deposits	2,555,668	2,130,078	20.0%	2,386,368
Borrowings	537,158	307,910	74.5%	474,171

Book Value Per Share	$12.27	$10.76	14.0%	$11.61
Market Price Per Share	$25.20	$23.16	8.8%	$28.17

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$8,104,000	$7,246,000	11.8%	$7,707,000
Boston Private Bank & Trust	2,283,000	1,923,000	18.7%	2,010,000
Sand Hill Advisors	1,044,000	952,000	9.7%	1,062,000
Boston Private Value Investors	827,000	784,000	5.5%	860,000
RINET Company	1,038,000	904,000	14.8%	1,051,000
Borel Private Bank & Trust	649,000	567,000	14.5%	568,000
Dalton, Greiner, Hartman, Maher & Co.	3,326,000	3,123,000	6.5%	3,353,000
KLS Professional Advisors Group	2,956,000	—	nm	2,880,000
Less: Inter-company Relationship	(206,000)	(151,000)	36.4%	(185,000)

Consolidated Affiliate Assets Under Management and Advisory	$20,021,000	$15,348,000	30.4%	$19,306,000

Coldstream Capital Management	650,000	530,000	22.6%	600,000
Bingham, Osborn, & Scarborough	1,284,000	1,023,000	25.5%	1,167,000

Total Assets Under Management and Advisory	$21,955,000	$16,901,000	29.9%	$21,073,000

FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	9.77%	10.41%	(6.1%)	9.81%
Non-performing Loans/Total Loans	0.18%	0.07%	157.1%	0.05%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.24%	1.25%	(0.8%)	1.24%
Allowance for Loan Losses and Off-Balance
Sheet Risk/Non-performing Assets	680.60%	1435.15%	(52.6%)	1845.24%
Tangible Capital/Tangible Assets	4.86%	6.07%	(19.9%)	4.34%

	Three Months Ended			Six Months Ended
OPERATING RESULTS:	June 30, 2005	June 30, 2004	% Change	June 30, 2005	June 30, 2004	% Change
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$29,470	$21,907	34.5%	$57,095	$42,075	35.7%
FTE Adjustment	1,176	987	19.1%	2,324	1,972	17.8%

Net Interest Income	28,294	20,920	35.2%	54,771	40,103	36.6%

Investment Management Fees:
Westfield Capital Management	11,637	11,002	5.8%	22,983	21,320	7.8%
Boston Private Bank & Trust	3,208	2,875	11.6%	6,298	5,721	10.1%
Sand Hill Advisors	1,560	1,399	11.5%	3,126	2,704	15.6%
Boston Private Value Investors	1,567	1,486	5.5%	3,160	2,914	8.4%
Borel Private Bank & Trust	824	745	10.6%	1,643	1,458	12.7%
Dalton, Greiner, Hartman, Maher & Co.	6,437	6,016	7.0%	13,159	9,560	37.6%

Total Investment Management Fees	25,233	23,523	7.3%	50,369	43,677	15.3%
Wealth Advisory Fees:
RINET Company	2,031	1,966	3.3%	4,025	3,924	2.6%
KLS Professional Advisors Group	2,635	—	nm	5,191	—	nm
Other	24	27	(11.1%)	53	60	(11.7%)

Total Wealth Advisory Fees	4,690	1,993	135.3%	9,269	3,984	132.7%

Other Fees	1,653	971	70.2%	3,332	2,275	46.5%

Total Fees	31,576	26,487	19.2%	62,970	49,936	26.1%

Earnings (loss) in Equity Investments	289	(192)	(250.5%)	505	32	nm
Gain on Sale of Loans, Net	464	457	1.5%	770	693	11.1%
Gain on Sale of Investments, Net	37	—	nm	41	211	(80.6%)

Total Fees and Other Income	32,366	26,752	21.0%	64,286	50,872	26.4%

Total Revenue	60,660	47,672	27.2%	119,057	90,975	30.9%

Provision for Loan Losses	778	963	(19.2%)	1,640	1,731	(5.3%)

Salaries and Employee Benefits	27,088	22,468	20.6%	55,007	43,865	25.4%
Occupancy and Equipment	4,836	3,588	34.8%	9,547	7,193	32.7%
Professional Services	2,410	1,693	42.4%	5,155	2,980	73.0%
Marketing and Business Development	1,782	1,497	19.0%	3,312	2,689	23.2%
Contract Services and Processing	1,123	684	64.2%	1,885	1,354	39.2%
Amortization of Intangibles	1,539	1,250	23.1%	3,077	2,032	51.4%
Other	3,218	2,540	26.7%	6,369	4,980	27.9%

Total Operating Expense	41,996	33,720	24.5%	84,352	65,093	29.6%

Minority Interest	382	397	(3.8%)	955	602	58.6%
Income Before Income Taxes	17,504	12,592	39.0%	32,110	23,549	36.4%
Income Tax Expense	6,490	4,437	46.3%	11,795	8,161	44.5%

Net Income	$11,014	$8,155	35.1%	$20,315	$15,388	32.0%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2005	June 30, 2004	% Change	June 30, 2005	June 30, 2004	% Change
RECONCILIATION OF GAAP EARNINGS TO ADJUSTED AND CASH EARNINGS:
Net Income (GAAP Basis)	$11,014	$8,155	35.1%	$20,315	$15,388	32.0%

Adjusted Net Income	$11,014	$8,155	35.1%	$20,315	$15,388	32.0%

Cash Basis Earnings (1)
Book Amortization of Purchased Intangibles, Net of Tax	780	600	30.0%	1,561	974	60.3%
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,032	808	27.7%	2,065	1,398	47.7%

Total Cash Basis Adjustment	1,812	1,408	28.7%	3,626	2,372	52.9%

Cash Basis Earnings	$12,826	$9,563	34.1%	$23,941	$17,760	34.8%

	Three Months Ended			Six Months Ended
	June 30, 2005	June 30, 2004	% Change	June 30, 2005	June 30, 2004	% Change
PER SHARE DATA: (In thousands, except per share data)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$11,014	$8,155	35.1%	$20,315	$15,388	32.0%
Interest on convertible trust preferred securities, net of tax	765	—	nm	1,529	—	nm

Net Income for diluted EPS	$11,779	$8,155	44.4%	$21,844	$15,388	42.0%

Calculation of average shares outstanding:
Weighted average basic shares (2)	27,680	27,314	1.3%	27,601	27,750	(0.5%)
Dilutive effect of:
Stock Options and Stock Grants	711	1,074	(33.8%)	802	1,174	(31.7%)
Forward Agreement	88	84	4.8%	161	84
Convertible trust preferred securities	3,183	—	nm	3,182	—

Dilutive potential common shares	3,982	1,158	243.9%	4,145	1,258	229.5%
Weighted average diluted shares	31,662	28,472	11.2%	31,746	29,008	9.4%
Eliminate Increase in Shares Outstanding—FAS 128 Revision (2)	—	—	nm	—	994	(100.0%)

Adjusted Average Diluted Shares Outstanding	31,662	28,472	11.2%	31,746	28,014	13.3%

Earnings per Share:
Basic	$0.40	$0.30	33.3%	$0.74	$0.55	34.5%
Diluted	$0.37	$0.29	27.6%	$0.69	$0.53	30.2%

RECONCILIATION OF GAAP EPS TO ADJUSTED AND CASH EPS: (on a Diluted Basis)

Earnings Per Share (GAAP Basis)	$0.37	$0.29	27.6%	$0.69	$0.53	30.2%
Eliminate Increase in Shares Outstanding—FAS 128 Revision (2)	—	—		—	$0.01	(100.0%)

Adjusted Earnings Per Share	$0.37	$0.29	27.6%	$0.69	$0.54	27.8%
Cash Basis Adjustment	$0.06	$0.05	20.0%	$0.11	$0.09	22.2%

Cash Basis Earnings Per Diluted Share	$0.43	$0.34	26.5%	$0.80	$0.63	27.0%

	Three Months Ended			Six Months Ended
	June 30, 2005	June 30, 2004	% Change	June 30, 2005	June 30, 2004	% Change
OPERATING RATIOS & STATISTICS:
Return on Average Equity	12.95%	11.18%	15.8%	12.16%	11.01%	10.4%
Return on Average Assets	1.27%	1.15%	10.4%	1.19%	1.16%	2.6%
Net Interest Margin	3.77%	3.40%	10.9%	3.73%	3.50%	6.6%
Core Net Interest Margin(3)	3.95%	3.41%	15.8%	3.91%	3.51%
Total Fees and Other Income/Total Revenue	53.36%	56.12%	(4.9%)	54.00%	55.92%	(3.4%)
Efficiency Ratio	66.27%	67.10%	(1.2%)	67.69%	68.54%	(1.2%)
Loans Charged-off, Net of Recoveries	$4	$5	(20.0%)	$78	$12	nm

CASH OPERATING RATIOS:
Return on Average Equity(4)	15.08%	13.11%	15.0%	14.33%	12.71%	12.7%
Return on Average Assets(5)	1.48%	1.35%	9.6%	1.41%	1.34%	5.2%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

AVERAGE BALANCE SHEET:	Three Months Ended			Six Months Ended
AVERAGE ASSETS:	June 30, 2005	June 30, 2004	% Change	June 30, 2005	June 30, 2004	% Change
Interest-Bearing Cash	$4,058	$1,383	193.4%	$3,312	$1,268	161.2%
Federal Funds Sold and Other	137,194	141,130	(2.8%)	145,257	121,416	19.6%
U.S. Treasuries and Agencies	229,199	185,268	23.7%	221,559	180,156	23.0%
Municipal Securities	229,290	234,452	(2.2%)	228,849	225,551	1.5%
Corporate Bonds	32,114	62,267	(48.4%)	32,341	42,357	(23.6%)
Mortgage-Backed Securities	41,974	56,552	(25.8%)	43,602	48,691	(10.5%)
Stock in Federal Home Loan Banks	22,196	16,399	35.3%	21,395	14,278	49.8%
Commercial and Construction Loans	1,430,941	1,078,265	32.7%	1,399,838	1,012,484	38.3%
Residential Mortgage Loans	877,503	704,230	24.6%	852,714	680,016	25.4%
Home Equity and Other Consumer Loans	92,934	77,927	19.3%	92,044	78,512	17.2%

Total Earning Assets	3,097,403	2,557,873	21.1%	3,040,911	2,404,729	26.5%
Allowance for Loan Losses	(26,717)	(23,627)	13.1%	(27,560)	(22,622)	21.8%
Goodwill	134,766	85,955	56.8%	133,833	71,496	87.2%
Intangible Assets	50,530	45,040	12.2%	51,934	36,785	41.2%
Other Assets	211,646	161,795	30.8%	208,704	157,086	32.9%

TOTAL AVERAGE ASSETS	$3,467,628	$2,827,036	22.7%	$3,407,822	$2,647,474	28.7%

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:
Savings Accounts	$39,330	$32,205	22.1%	$39,309	$30,862	27.4%
NOW Accounts	237,551	228,629	3.9%	234,477	209,608	11.9%
Money Market Accounts	1,181,996	1,091,576	8.3%	1,170,397	1,042,241	12.3%
Certificates of Deposit	528,866	402,043	31.5%	520,070	359,048	44.8%

Total Interest-Bearing Deposits	1,987,743	1,754,453	13.3%	1,964,253	1,641,759	19.6%
Repurchase Agreements	102,449	74,359	37.8%	102,634	74,226	38.3%
FHLB Borrowings	297,428	244,483	21.7%	291,231	234,771	24.0%
Junior Subordinated Debentures	114,434	6,186	nm	114,434	4,943	nm
Other Borrowings	5,698	2,497	128.2%	5,168	1,768	192.3%

Total Interest-Bearing Liabilities	2,507,752	2,081,978	20.5%	2,477,720	1,957,467	26.6%
Non-interest Bearing Deposits	527,997	362,997	45.5%	507,938	328,470	54.6%
Other Liabilities	91,630	90,370	1.4%	87,940	82,032	7.2%

Total Liabilities	3,127,379	2,535,345	23.4%	3,073,598	2,367,969	29.8%
Stockholders’ Equity	340,249	291,691	16.6%	334,224	279,505	19.6%

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$3,467,628	$2,827,036	22.7%	$3,407,822	$2,647,474	28.7%

	June 30, 2005	March 31, 2005	% Change
FINANCIAL DATA:
Total Balance Sheet Assets	$3,528,274	$3,619,491	(2.5%)
Stockholders’ Equity	344,730	331,917	3.9%
Tangible Capital:
Boston Private Bank & Trust	125,237	118,571	5.6%
Borel Private Bank & Trust	68,121	61,867	10.1%
First Private Bank & Trust	35,524	31,204	13.8%
Investment Securities	571,139	575,927	(0.8%)
Goodwill	132,246	134,150	(1.4%)
Intangible Assets	49,963	51,501	(3.0%)
Commercial and Construction Loans	1,468,680	1,404,507	4.6%
Residential Mortgage Loans	864,846	823,274	5.0%
Home Equity and Other Consumer Loans	93,805	91,504	2.5%

Total Loans	2,427,331	2,319,285	4.7%
Loans Held for Sale	46,390	23,389	98.3%
Allowance for Loan Losses and Off-Balance Sheet Risk	30,205	28,939	4.4%
Non-performing Loans	4,438	1,552	186.0%
Other Real Estate Owned	—	—	nm
Total Non-performing Assets	4,438	1,552	186.0%
Deposits	2,555,668	2,690,771	(5.0%)
Borrowings	537,158	516,006	4.1%
Book Value Per Share	$12.27	$11.86	3.4%
Market Price Per Share	$25.20	$23.75	6.1%

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$8,104,000	$7,492,000	8.2%
Boston Private Bank & Trust	2,283,000	2,241,000	1.9%
Sand Hill Advisors	1,044,000	1,059,000	(1.4%)
Boston Private Value Investors	827,000	829,000	(0.2%)
RINET Company	1,038,000	1,033,000	0.5%
Borel Private Bank & Trust	649,000	584,000	11.1%
Dalton, Greiner, Hartman, Maher & Co.	3,326,000	3,287,000	1.2%
KLS Professional Advisors Group	2,956,000	2,932,000	0.8%
Less: Inter-company Relationship	(206,000)	(190,000)	8.4%

Consolidated Affiliate Assets Under Management and Advisory	$20,021,000	$19,267,000	3.9%
Coldstream Capital Management	650,000	650,000	0.0%
Bingham, Osborn, & Scarborough	1,284,000	1,217,000	5.5%

Total Unconsolidated Assets Under Management and Advisory	$21,955,000	$21,134,000	3.9%

FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	9.77%	9.17%	6.5%
Non-performing Loans/Total Loans	0.18%	0.07%	169.0%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.24%	1.25%	(0.6%)
Allowance for Loan Losses and Off-Balance
Sheet Risk/Non-performing Assets	680.60%	1864.63%	(63.5%)
Tangible Capital/Tangible Assets	4.86%	4.26%	14.1%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended
OPERATING RESULTS:	June 30, 2005	March 31, 2005	% Change
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$29,470	$27,626	6.7%
FTE Adjustment	1,176	1,149	2.3%

Net Interest Income	28,294	26,477	6.9%

Investment Management Fees:
Westfield Capital Management	11,637	11,346	2.6%
Boston Private Bank & Trust	3,208	3,091	3.8%
Sand Hill Advisors	1,560	1,566	(0.4%)
Boston Private Value Investors	1,567	1,593	(1.6%)
Borel Private Bank & Trust	824	819	0.6%
Dalton, Greiner, Hartman, Maher & Co.	6,437	6,721	(4.2%)

Total Investment Management Fees	25,233	25,136	0.4%
Wealth Advisory Fees
RINET Company	2,031	1,995	1.8%
KLS Professional Advisors Group	2,635	2,556	3.1%
Other	24	28	(14.3%)

Total Wealth Advisory Fees	4,690	4,579	2.4%

Other Fees	1,653	1,678	(1.5%)

Total Fees	31,576	31,393	0.6%

Earnings in Equity Investments	289	216	33.8%
Gain on Sale of Loans, Net	464	306	51.6%
Gain on Sale of Investments, Net	37	4	nm

Total Fees and Other Income	32,366	31,919	1.4%

Total Revenue	60,660	58,396	3.9%

Provision for Loan Losses	778	862	(9.7%)

Salaries and Benefits	27,088	27,919	(3.0%)
Occupancy and Equipment	4,836	4,712	2.6%
Professional Services	2,410	2,745	(12.2%)
Marketing and Business Development	1,782	1,531	16.4%
Contract Services and Processing	1,123	762	47.4%
Amortization of Intangibles	1,539	1,539	0.0%
Other	3,218	3,147	2.3%

Total Operating Expense	41,996	42,355	(0.8%)

Minority Interest	382	573	(33.3%)
Income Before Income Taxes	17,504	14,606	19.8%
Income Tax Expense	6,490	5,305	22.3%

Net Income	$11,014	$9,301	18.4%

	Three Months Ended
RECONCILIATION OF GAAP EARNINGS TO ADJUSTED AND CASH EARNINGS: Adjusted Net Income	June 30, 2005	March 31, 2005	% Change
Net Income (GAAP Basis)	$11,014	$9,301	18.4%

Adjusted Net Income	$11,014	$9,301	18.4%

Cash Basis Earnings(1)
Book Amortization of Purchased Intangibles, Net of Tax	780	780	0.0%
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,032	1,032	0.0%

Total Cash Basis Adjustment	$1,812	$1,812	0.0%

Cash Basis Earnings	$12,826	$11,113	15.4%

	Three Months Ended
	June 30, 2005	March 31, 2005	% Change
PER SHARE DATA: (In thousands)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$11,014	$9,301	18.4%
Interest on convertible trust preferred securities, net of tax	765	765	0.0%

Net Income for diluted EPS	$11,779	$10,066	17.0%

Calculation of average shares outstanding:
Weighted average basic shares	27,680	27,522	0.6%
Dilutive effect of:
Stock Options and Stock Grants	711	882	(19.4%)
Forward Agreement	88	228	(61.4%)
Convertible trust preferred securities	3,183	3,182	0.0%

Dilutive potential common shares	3,982	4,292	(7.2%)
Weighted average diluted shares	31,662	31,814	(0.5%)

Earnings per Share:
Basic	$0.40	$0.34	17.6%
Diluted	$0.37	$0.32	15.6%

RECONCILIATION OF GAAP EPS TO ADJUSTED AND CASH EPS: (on a Diluted Basis)
Earnings Per Share (GAAP Basis)	$0.37	$0.32	15.6%

Adjusted Earnings Per Share	$0.37	$0.32	15.6%
Cash Basis Adjustment	$0.06	$0.05	20.0%

Cash Basis Earnings Per Diluted Share	$0.43	$0.37	16.2%

OPERATING RATIOS & STATISTICS:
Return on Average Equity	12.95%	11.34%	14.2%
Return on Average Assets	1.27%	1.11%	14.4%
Net Interest Margin	3.77%	3.68%	2.4%
Core Net Interest Margin(3)	3.95%	3.86%	2.3%
Total Fees and Other Income/Total Revenue	53.36%	54.66%	(2.4%)
Efficiency Ratio	66.27%	69.16%	(4.2%)
Loans Charged-off, Net of Recoveries	$4	$74	(94.6%)

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

(1)	The Company defines Cash Basis Earnings as Adjusted Earnings, plus the amortization of the purchased intangibles (net of tax), plus the tax benefit on the portion of the purchase price which is deductible over a 15 year life. These tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Adjusted Earnings, to provide information for investors to effectively analyze financial trends of ongoing business activities. Adjusted Earnings exclude significant unusual and non-recurring items.

(2)	Due to a change that the Financial Accounting Standards Board (“FASB”) made on March 31, 2004, additional shares of approximately 994,000 were included in average basic shares outstanding for the six months ending June 30, 2004 related to the Company’s forward stock agreement. The Company amended the forward stock agreement on April 1, 2004 which eliminated the need to include the effect of the forward agreement in basic shares after that date.

(3)	The Company defines Core Net Interest Margin as Net Interest Margin excluding the interest expense on the Junior Subordinated Debentures. The Company utilizes Trust Preferred Securities to assist in the funding of acquisitions and belives it is useful to compare Net Interest Margin excluding the impact of this acquistion funding vehicle.

(4)	The Company calculates Return on Average Equity on a cash basis as Cash Net Income divided by Average Equity.

(5)	The Company calculates Return on Average Assets on a cash basis as Cash Net Income divided by Average Assets.